UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2020

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

PDL BioPharma, Inc. (the “Company”) announced that effective as of August 11, 2020 it has entered into a Settlement and Mutual Release Agreement with Samuel J. Wohlstadter, Nadine H. Wohlstadter, Hyperion Catalysis International, Wellstat Vaccines, LLC, Wellstat ImmunoTherapeutics, LLC, Wellstat BioCatalysis, LLC, Wellstat AVT Investment, LLC, Wellstat Biologics Corporation, Wellstat Management Company, LLC, Wellstat Ophthalmics Corporation, Wellstat Therapeutics Corporation, Wellstat Therapeutics EU Limited, Duck Farm, Inc., Hebron Valley Farms, Inc., HVF, Inc., Hyperion Catalysis EU Limited, NHW, LLC, and SJW Properties, Inc., together with their respective successors and assigns, (collectively the “Wellstat Parties”), and Defined Diagnostics, LLC (f/k/a Wellstat Diagnostics, LLC) (“Diagnostics”), resolving previously reported litigation between the Company and the Wellstat Parties (the “Settlement Agreement”). The Settlement Agreement relates to the previously disclosed litigation between the Company and the Wellstat Parties and Diagnostics.

Under the terms of the Settlement Agreement, the parties agreed that the Wellstat Parties would pay an amount of $7,500,000 on the signing of the Settlement Agreement and either (1) $5,000,000 by February 10, 2021 and $55,000,000 by July 26, 2021; or (2) $67,500,000 by July 26, 2021. Further under the terms of the Settlement Agreement, upon payment of either $5,000,000 prior to April 21, 2021 or completion of the payment of $67,500,000 by July 26, 2021, the Company will transfer to Diagnostics on an “as is” and “where is” basis certain assets currently owned by the Company which were acquired through the Company’s credit bid in 2017 for the assets of Diagnostics. If the Wellstat Parties or Diagnostics fail to make payment in full by July 26, 2021 as required under the terms of the Settlement Agreement, the Company is authorized to record and confess judgment against the Wellstat Parties for an amount of $92,500,000 or such lesser amount as may be owed under the Settlement Agreement as of that date. The foregoing description is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is expected to be filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Dominique Monnet
Dominique Monnet
President and Chief Executive Officer

Dated: August 12, 2020

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated August 12, 2020